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                                                                     EXHIBIT 4.7


                              CERTIFICATE OF TRUST

                                       OF

                             DETROIT EDISON TRUST I


                  THIS CERTIFICATE OF TRUST OF DETROIT EDISON TRUST I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.)(the "Act").

         1. The name of the business trust being formed hereby is Detroit Edison Trust I.

         2. The name and business address of the trustee of the Trust in the State of Delaware is Bank One Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

         3. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.



                                  Bank One Delaware, Inc.,
                                      as Delaware Trustee


                                  By:      /s/ Sandra L. Caruba
                                     -----------------------------------------
                                  Name:    Sandra L. Caruba
                                  Title:   First Vice President



                                  Bank One Trust Company, National Association,
                                      as Property Trustee


                                  By:      /s/ Sandra L. Caruba
                                     -----------------------------------------
                                  Name:    Sandra L. Caruba
                                  Title:   First Vice President